Exhibit 8.1

                            SULLIVAN & WORCESTER LLP
                             One Post Office Square
                           Boston, Massachusetts 02109




                                       March 30, 1998





Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts 02158

Ladies and Gentlemen:

         In connection with the filing by Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), of its Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Form 10-K.

         We have acted as counsel for the Company in connection with the preparation of its Form 10-K, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust, as amended and restated, and the by-laws of the Company; and (ii) the sections in the Company's Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts." With respect to all questions of fact on which our opinion is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Form 10-K and in the documents incorporated therein by reference, and on representations made to us by the officers of the Company. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended,


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Hospitality Properties Trust
March 30, 1998
Page 2


the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to the matters in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

         Based upon and subject to the foregoing, we are of the opinion that the discussions in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Form 10-K and to the reference to our firm therein, and to the incorporation of this opinion by reference in the Company's Registration Statement on Form S-3 (File No. 333-43573) under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the SEC promulgated thereunder.

                                       Very truly yours,


                                       /s/ Sullivan & Worcester LLP

                                       SULLIVAN & WORCESTER LLP